UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2005

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2005, the Board of Directors of Municipal Mortgage & Equity, LLC (the "Company") accepted the resignation of the Company's Executive Vice President and Chief Financial Officer, William S. Harrison, effective as of December 31, 2005. Melanie M. Lundquist, currently the Company's Senior Vice President and Chief Accounting Officer, will become the Company's Chief Financial Officer effective as of January 1, 2006. Ms. Lundquist, 42, joined the Company in her current role in March 2005. Prior to joining the Company, Ms. Lundquist was Senior Vice President (since November 2002) and Corporate Controller (since May 2000) of The Rouse Company, a real estate investment trust she had been with since 1991. The Company is party to an employment agreement with Ms. Lundquist, dated as of December 31, 2004 and effective as of April 1, 2005, which was described in the Company's Current Report on Form 8-K filed on April 1, 2005 and attached thereto as an exhibit. The description of Ms. Lundquist's employment agreement from that Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99 Press release

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

December 15, 2005	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

99	Press release